3: UNITED STATES

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2005

REINHOLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-18434 (Commission File Number)	13-2596288 (I.R.S. Employer Identification No.)

12827 East Imperial Highway, Santa Fe Springs, California (Address of Principal Executive Offices)		90670 (Zip Code)

(562) 944-3281

(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 below

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On November 21, 2005, the Registrant completed the sale of its NP Aerospace Limited subsidiary to TCG Guardian 2 Limited ("TCG"), an affiliate of The Carlyle Group, for approximately 30 million pounds sterling in cash. As a result of a hedge transaction entered into by the Registrant on October 26, 2005, the Registrant will receive $53.4 million in U.S. currency (a conversion rate of $1.7802 per pound). The purchase price is subject to a post-closing adjustment. A copy of the press release announcing the completion of the sale is being filed as Exhibit 99 to this Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        On November 21, 2005, the Registrant entered into a First Amendment to its Amended and Restated Credit Agreement, dated December 8, 2004, with LaSalle Bank National Association and other participating lenders, pursuant to which the lenders made available to the Registrant a term loan in the maximum principal amount of $5.5 million and a revolving loan in the maximum principal amount of $4.5 million. The loans will bear interest either (i) at the greater of the federal funds rate plus 0.5% or the prime rate, or (ii) the LIBOR rate plus 2.50%. The loans have scheduled payment terms as well as mandatory prepayment events and mature, at the latest, in four years.

        The obligations of the Registrant are secured by liens on substantially all of its assets.

        The loans are available to the Registrant to pay a special cash distribution approved by the Board of Directors of the Registrant on November 21, 2005, to pay income taxes arising from the sale of NP Aerospace, for working capital purposes, for certain capital expenditures and for other general business purposes.

ITEM 8.01. OTHER EVENTS

        On November 21, 2005, the Registrant announced that its Board of Directors declared a special dividend of $6.00 per share to all shareholders of record on December 16, 2005 payable on January 3, 2006. The special dividend will be funded by (1) the remaining net proceeds from the sale of NP Aerospace, and (2) the new credit facility with LaSalle Bank. The Registrant also announced that it will discontinue its previous policy of paying regular quarterly dividends. A copy of the press release announcing the special dividend and the discontinuance of the regular dividend policy is being filed as Exhibit 99 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)      Not applicable.

          (b)      The pro forma financial information required by this item is incorporated herein by reference to the pro forma financial information set forth in the Registrant's definitive proxy statement filed with the
                   Securities and Exchange Commission on October 21, 2005

          (c)      Not Applicable
          (d)      Exhibits

                   99      Press Release dated November 21, 2005

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REINHOLD INDUSTRIES, INC.

Date: November 21, 2005	By: /s/ Brett Meinsen
Name: Brett Meinsen
Title: Treasurer